Exhibit 4.8

Certificate Number: 01 Number of Series B Preferred Stock: 13,800

CUSIP / ISIN NO.:

G0684D 149 / US04686J7054

ATHENE HOLDING LTD.

5.625% Fixed Rate

Perpetual Non-Cumulative Preferred Stock, Series B

(par value $1.00 per share)

(liquidation preference $25,000 per share)

Athene Holding Ltd., a Delaware corporation (the “Company”) (as successor to Athene Holding Ltd., a Bermuda exempted company), hereby certifies that Computershare Inc. (“Computershare”), a Delaware corporation, and Computershare Trust Company, N.A., a federally chartered trust company (“Trust Company”), jointly as Depositary (the “Depositary”) under the Deposit Agreement, dated September 19, 2019, as amended by Amendment No. 1 to the Deposit Agreement dated December 31, 2023, among the Company, the Depositary and the holders from time to time of Receipts (as defined therein) issued thereunder, is the registered owner of 13,800 fully paid and non-assessable shares of the Company’s designated 5.625% Fixed Rate Perpetual Non-Cumulative Preferred Stock, Series B, with a par value of $1.00 per share and a liquidation preference of $25,000 per share (the “Series B Preferred Stock”). The Series B Preferred Stock is transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series B Preferred Stock represented hereby are and shall in all respects be subject to the provisions of the Company’s Articles of Incorporation, Bylaws and Certificate of Designations of 5.625% Fixed Rate Perpetual Non-Cumulative Preferred Stock, Series B dated December 31, 2023 (as the same may be amended from time to time, the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Company will provide a copy of the Certificate of Designations to the Depositary without charge upon written request to the Company at its principal place of business.

Reference is hereby made to select provisions of the Series B Preferred Stock set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this certificate, the Depositary is bound by the Certificate of Designations and is entitled to the benefits thereunder.

Unless the Registrar has properly countersigned, the Series B Preferred Stock represented by this certificate shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

[Signature page follows]

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Company by its Chief Financial Officer this 31st day of December, 2023.

ATHENE HOLDING LTD.

By:	/s/ Martin P. Klein
Name:	Martin P. Klein
Title:	Chief Financial Officer

REGISTRAR’S COUNTERSIGNATURE

These are the Series B Preferred Stock referred to in the within-mentioned Certificate of Designations.

Dated: December 31, 2023

COMPUTERSHARE TRUST COMPANY, N.A., as Registrar

By:	/s/ Kerri Shenkin
Name:	Kerri Shenkin
Title:	Assistant Vice President

REVERSE OF CERTIFICATE

Dividends on each Series B Preferred Stock shall be payable at the rate provided in the Certificate of Designations when, as and if declared.

The Series B Preferred Stock shall be redeemable at the option of the Company in the manner and in accordance with the terms set forth in the Certificate of Designations.

The Company shall furnish without charge to each holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class or series of share capital issued by the Company and the qualifications, limitations or restrictions of such preferences and/or rights.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the Series B Preferred Stock evidenced hereby to:

(Insert assignee’s social security or taxpayer identification number, if any)

(Insert address and zip code of assignee)

and irrevocably appoints:

as agent to transfer the Series B Preferred Stock evidenced hereby on the books of the Transfer Agent for the Series B Preferred Stock. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Certificate)

Signature Guarantee:

(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)